UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2008
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda	1-31339	98-0371344
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

515 Post Oak Blvd.,	Houston, Texas	77027-3415
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers
As of December 31, 2008, we amended several agreements and plans relating to compensation of our executive officers and directors in an effort to bring those arrangements into compliance with Sections 409A and 457A of the Internal Revenue Code, and entered into new agreements with certain executive officers, as described below.
Deferred Compensation Plans
We maintain the Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan (“EDC Plan”), the Weatherford International, Inc. Foreign Executive Deferred Compensation Stock Plan (“the “FEDC Plan”) and the Weatherford International Ltd. Non-Employee Director Deferred Compensation (the “DDC Plan”) that provide our executive officers, directors and other key employees with long-term incentive compensation through benefits that are directly linked to future changes in the value of our common shares. Mr. Stuart Ferguson, Senior Vice President, is a participant in the FEDC Plan. All other current executive officers are participants in the EDC Plan. All non-employee directors are participants in the DDC Plan.
Under the EDC Plan and the DDC Plan, participants could previously elect to defer up to 7.5% of their compensation. The deferred compensation was converted on a monthly basis into non-monetary units representing the number of our common shares that could have been purchased with the deferred compensation based on the average of the high and low price of our common shares on the last day of the month in which the compensation was deferred. If a participant elected to defer at least 5% of his eligible compensation or fees, we made an additional contribution to the participant’s account equal to (1) 7.5% of the compensation plus (2) the amount of compensation deferred by the participant. Under the FEDC Plan, participants receive annual credits equal to 15 percent of their eligible compensation which is converted on a monthly basis into non-monetary units representing our common shares. Participants generally cannot receive the value of their units under these deferred compensation plans until retirement, termination or death.
We amended the EDC Plan, the FEDC Plan and the DDC Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and final Department of Treasury regulations issued thereunder (collectively, “Section 409A”), to minimize the imposition of taxes under Section 409A on participants. The amendments provide for a six month payment delay for Section 409A “specified employees” and a Section 409A “separation from service” payment event, to the extent applicable.
In view of uncertainties concerning the application of Section 457A of the Code, effective December 31, 2008, we suspended the EDC Plan and the DDC Plan. While the plans are suspended, participants will not be allowed to defer compensation into the plans, and we will not make any matching contributions to the plans. The amendments to the EDC Plan and the DDC Plan provide that, as of December 31, 2008, no new participants may join the plans and no further deferrals of compensation or matching contributions will be made under the plans unless and until the Board of Directors determines otherwise. The EDC Plan amendment also provides that each participant is vested in the participant’s deferrals and employer-matched contributions as of December 31, 2008. This vesting did not affect executive officers, as all of our executive officers who participate in the EDC Plan were fully vested before December 31, 2008. We also amended the EDC Plan and the DDC Plan to provide that benefits under the plans will be distributed no later than January 1, 2017.
While the EDC Plan and the DDC Plan are suspended, we intend to grant participants in the suspended plans, including our executive officers and directors, quarterly grants of restricted shares under our 2006 Omnibus Incentive Plan to approximate the matching benefits that they would have received had we not suspended the plans.
Director Retirement Plan
We maintain the Weatherford International Ltd. Non-Employee Director Retirement Plan for former eligible directors of Weatherford Enterra. In June 1998, we discontinued this plan. Mr. Robert Moses is the only current director who was fully vested and eligible to participate in this plan at the time of the plan’s discontinuance, and his annual benefit amount upon his retirement will be $20,000 payable for ten years. We amended this plan to specify that in any event benefits under the plan will be completely distributed no later than January 1, 2017. We also amended this plan to provide for a Section 409A separation from service payment event.
Executive Retirement Plans
We maintain the Weatherford International Ltd. Nonqualified Executive Retirement Plan (the “Executive Retirement Plan”) for our executive officers. Benefits are the product of an annual benefit percentage (2.00% — 2.75% for each of our executive officers) multiplied by the participant’s compensation in effect as of his or her retirement, multiplied by the participant’s years of service. The benefits are limited to a maximum amount equal to the participant’s compensation multiplied by a maximum benefit percentage (40-60% for each of our executive officers). The normal retirement age under the plan is 62, but a participant may elect early retirement beginning at age 55.
In early 2008, we amended the plan to exclude all incentive compensation and bonuses from the calculation of potential benefits payable under the plan to any persons who join the plan after February 6, 2008.
We have now further amended the plan to comply with Section 409A in order to minimize the imposition of taxes under Section 409A upon participants. The amendments provide for a six month payment delay for Section 409A “specified employees” and a Section 409A “separation from service” payment event.
In view of uncertainties concerning the application of Section 457A of the Code, as of December 31, 2008, we also amended the plan to freeze benefit accruals. The amendment and restatement of the plan provides that, as of December 31, 2008, (i) no new participants may join the plan, (ii) no further benefits will accrue under the plan, (iii) each participant is fully vested in his or her benefit accrued under the plan and (v) each participant’s benefit under the plan shall be his or her termination benefit calculated as if he incurred a termination of employment (not a termination of employment for cause) on December 31, 2008. We also amended the plan to provide that if the date of a participant’s separation from service under Section 409A does not occur before January 1, 2017, we will pay the participant his or her termination benefit under the plan on January 1, 2017. The amendment and restatement of the plan also removes provisions that obligated Weatherford International Ltd. to pay certain retiree medical benefits and tax gross-ups.
We have adopted, effective January 1, 2009, the Weatherford International, Inc. Supplemental Retirement Plan which will have a one-year term that ends on December 31, 2009. This plan, which will cover our executives who are participants in the Executive Retirement Plan, will provide retirement benefits to participants whose employment is terminated, other than for cause, during the term of the plan and following a change in control of Weatherford International Ltd. This retirement benefit would be a lump sum based on the participant’s “annual benefit percentage” (as defined in the Executive Retirement Plan), compensation and years of service. The benefit will not exceed the participant’s compensation multiplied by the maximum benefit percentage, minus the amount of the participant’s termination benefit under the Executive Retirement Plan.
The plan will also provide for retiree medical benefit coverage for participants and their spouses and dependent children. The plan will also provides for a tax gross-up for any additional taxes that may be imposed upon the participant with respect to his benefit under the plan or the Executive Retirement Plan, including, but not limited to, additional taxes under section 4999 or section 409A of the Code.
No benefits or payments will be provided or paid under the Supplemental Retirement Plan after December 31, 2010.
Executive Employment Agreements
Weatherford International Ltd. maintains employment agreements with Jessica Abarca, Andrew P. Becnel, M. David Colley, Bernard J. Duroc-Danner, Stuart E. Ferguson, Burt M. Martin and Keith R. Morley . As of December 31, 2008, we amended each of these employment agreements to eliminate any obligation for Weatherford International Ltd. to pay compensation that is deferred compensation subject to Section 409A to minimize the imposition of taxes on the executive officers.
Weatherford International, Inc. has entered into, effective January 1, 2009, an employment agreement with each of these executive officers that provide for one-year nonrenewable terms.
Under the terms of the employment agreements with Messrs. Becnel, Duroc-Danner, Ferguson, Martin and Morley, if we terminate an officer’s employment for any reason other than “cause,” if the officer terminates his employment for “good reason” or if the employment is terminated as a result of the officer’s death or “disability”, as defined in the employment agreements, the officer will be entitled to receive (1) an amount equal to three times the sum of the highest base salary during the five years prior to the year of termination plus the greater of the highest annual bonus paid during the five years prior to the year of termination and the annual bonus that would be payable in the current fiscal year, (2) any accrued salary or bonus (pro-rated to the date of termination), (3) an amount equal to three times all employer contributions to our 401(k) plan and other deferred compensation plans (other than the Executive Retirement Plan or the Supplemental Retirement Plan) over the last year of employment, grossed-up to account for federal and state taxes thereon, and (4) an amount equal to three times the value of all perquisites. The terms of the employment agreements with Ms. Abarca and Mr. Colley are identical to the foregoing except that their payouts are based on a two times multiplier, not three. In addition, under such circumstances, all benefits under all deferred compensation and other benefit plans, including stock options and restricted share grants, will automatically vest, and all health and medical benefits will be maintained after termination provided the executive makes his required contribution. We also would be required to pay the executive a “gross up payment” to ensure that the executive receives the total benefit intended by his agreement with us. The agreements require us to pay legal fees and expenses incurred by the officer in any disputes regarding the agreements or regarding the employment agreements with Weatherford International Ltd. The employment agreements also provide that we will enter into new employment agreements and a new retirement plan with our executive officers prior to the expiration of the existing agreements. Our failure to do so will provide our executive officers with the right to terminate their employment agreements for “good reason”, as defined in the agreements. The new employment agreements and new retirement plan will have the same terms and conditions as existed in agreements and plans between us and the executive officers prior to December 30, 2008, and will incorporate such terms and conditions that are more favorable to the executive officers from all agreements and retirement plans existing on January 1, 2009.
No benefits or payments will be provided or paid under the employment agreements following December 31, 2010.
Equity Compensation Plans and Other Agreements
We have amended, effective January 1, 2009, the Weatherford International Ltd. 2006 Omnibus Incentive Plan, the Weatherford International, Inc. 1988 Employee Stock Option Plan, Weatherford International Ltd. Non-Employee Director Stock Option Agreements and the Weatherford Management Incentive Plan to comply with Section 409A. The amendments generally specify that the exercisability of stock options will not be extended beyond the original general terms of the stock options. Key employees and non-employee directors of the Company and its affiliates may receive equity based compensatory awards under the Weatherford International Ltd. 2006 Omnibus Incentive Plan, as amended. Executive officers and key employees may receive annual cash bonuses under the Weatherford Management Incentive Plan based on the company meeting financial or other targets established by the Board of Directors.
Each of the agreements and plans described above is filed as an exhibit to this report. These descriptions are summaries of the material provisions of these documents but are not complete descriptions of the documents, which you are encouraged to read.

Item 9.01.	Exhibits
     (c) Exhibits.
     10.1 Amended and Restated Employment Agreements dated December 31, 2008, between Weatherford International Ltd. and each of Jessica Abarca, Andrew P. Becnel, M. David Colley, Bernard J. Duroc-Danner, Stuart E. Ferguson, Burt M. Martin and Keith R. Morley.
     10.2 Employment Agreements effective as of January 1, 2009, between Weatherford International, Inc. and each of Jessica Abarca, Andrew P. Becnel, M. David Colley, Bernard J. Duroc-Danner, Stuart E. Ferguson, Burt M. Martin and Keith R. Morley.
     10.3 Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan, as amended and restated as of December 31, 2008.
     10.4 Weatherford International, Inc. Foreign Executive Deferred Compensation Stock Plan, as amended and restated as of
December 31, 2008.
     10.5 Weatherford International Ltd. Non-Employee Director Deferred Compensation, as amended and restated as of
December 31, 2008.
     10.6 Weatherford International Ltd. Non-Employee Director Retirement Plan, as amended and restated as of
December 31, 2008.
     10.7 Weatherford Management Incentive Plan, including Form of Award Letter, as amended and restated as of December 31, 2008.
     10.8 Amended and Restated Weatherford International Ltd. Nonqualified Executive Retirement Plan.
     10.9 Weatherford International, Inc. Supplemental Retirement Plan.
     10.10 Weatherford International Ltd. 2006 Omnibus Incentive Plan, as amended.
     10.11 Amendment to Weatherford International, Inc. 1998 Employee Stock Option Plan.
     10.12 Amendment to Weatherford International Ltd. Non-Employee Director Stock Option Agreements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: December 31, 2008	/s/ ANDREW P. BECNEL
Andrew P. Becnel,
Senior Vice President